Exhibit 99.1

       Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.


                                    KEYSTONE, INC.

                                    By: /s/ W. R. Cotham
                                       W. R. Cotham,
                                       Vice President


                                       /s/ W. R. Cotham
                                       W. R. COTHAM
                                       Attorney-in-Fact for:

                                       ROBERT M. BASS (1)


                                    FW AER PARTNERS, L.P.

                                    By: Group 31, Inc.,
                                        General Partner


                                       By: /s/ J. Taylor Crandall
                                           J. Taylor Crandall,
                                           President

                                    GROUP 31, INC.


                                    By: /s/ J. Taylor Crandall
                                        J. Taylor Crandall,
                                        President


                                       /s/ J. Taylor Crandall
                                       J. TAYLOR CRANDALL




                                       /s/ David G. Brown
                                       DAVID G. BROWN


                                       /s/ Maureen Brown
                                       MAUREEN BROWN


                                       /s/ Mark A. Wolfson
                                       MARK A. WOLFSON


(1) A Power of Attorney authorizing W. R. Cotham, et al., to act on behalf of Robert M. Bass previously has been filed with the Securities and Exchange Commission.